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                                                                    EXHIBIT 99.1

                               WEST COAST BANCORP
                           DIRECTOR STOCK OPTION PLAN

         1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional incentives to directors of West Coast Bancorp (and its subsidiaries) ("Bancorp"), thereby helping to attract and retain the best available personnel for positions as directors of those corporations and otherwise promoting the success of the business activities of such corporations. It is intended that Options issued pursuant to this Plan shall constitute nonqualified stock options.

2. DEFINITIONS.  As used herein, the following definitions shall apply:

                 (a) "Board" shall mean the Board of Directors of West Coast Bancorp.

                 (b) "Common Stock" shall mean Bancorp's no par value common stock.

                 (c) "Committee" shall mean the Board or the Committee appointed by the Board in accordance with Section 4(a) of the Plan.

                 (d) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

                 (e) "Director" shall mean any person serving as a member of the Board of Bancorp or its subsidiaries.

                 (f) "Bancorp" shall mean West Coast Bancorp, an Oregon corporation.

                 (g) "Option" shall mean a stock option granted pursuant to the Plan, which shall constitute a Nonqualified Stock Option.

                 (h) "Optioned Stock" shall mean the Common Stock subject to an Option.

                 (i)  "Optionee" shall mean a Director who receives an Option.

                 (j)  "Plan" shall mean this Director Stock Option Plan.

                 (k) "Subsidiary" shall mean any bank or other corporation of which not less than 50% of the voting shares are held by Bancorp or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

         3. STOCK SUBJECT TO OPTIONS.

                 (a) NUMBER OF SHARES RESERVED. The maximum number of shares which may be optioned and sold pursuant to the Plan



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         shall be 200,000 shares of the Common Stock of Bancorp (subject to adjustment as provided in subparagraph 6(i) of the Plan). During the term of this Plan, Bancorp will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

                 (b) EXPIRED OPTIONS. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for other Options.

         4. ADMINISTRATION OF THE PLAN.

                 (a) THE COMMITTEE. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or if none is then in existence, shall refer to the Board as a whole. Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

                 Members of the Committee who are either eligible for Options or who have been granted Options shall be counted for all purposes in determining the existence of a quorum at any meetings of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or administration of the Plan.

                 At least annually, the Committee shall present a written report to the Board indicating the Directors to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

                 At all times, the Board shall have the power to remove all members of the Committee and thereafter to directly administer the Plan as a Committee of the whole.

                 (b) POWERS OF THE COMMITTEE. Subject to all provisions and limitations of the Plan and consistent with any requirements of Rule 16b-3 of the Securities and Exchange Commission, the Committee shall have the authority and discretion:

                          (1) to determine the Directors to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option;


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                          (2)  to determine the Option price for the shares of
                 Common Stock to be issued pursuant to each Option, subject to the provisions of subparagraph 6(b) of the Plan;

                          (3) to determine all other terms and conditions of each Option granted under the Plan (including specifying the dates upon which Options become exercisable), which need not be identical;

                          (4) to modify or amend the terms of any Option previously granted, subject to the provisions of subparagraphs 6(l) and 6(m) of the Plan;

                          (5)  to interpret the Plan;

                          (6) to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee;

                          (7) to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

         All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof.

         All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

         5. ELIGIBILITY.  Options may be granted only to Directors.

         Granting of Options pursuant to the Plan shall be pursuant to Appendix A referenced below and attached to the Plan, and shall further be entirely dependent upon the requirements and continuation of the Plan, and the adoption of this Plan shall not confer upon any Director any right to receive any Option or Options pursuant to the Plan unless and until said Options are granted pursuant to the Plan. Neither the adoption of the Plan nor the granting of any Options pursuant to the Plan shall confer upon any Director or Optionee any right with respect to continuation of status as a Director, nor shall the same interfere in any way with his right or with the right of the shareholders of Bancorp or any Subsidiary to terminate his status as a Director at any time.

         6. TERMS AND CONDITIONS OF OPTIONS. All Options granted pursuant to the Plan must be documented in written agreements in


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such form as the Committee shall approve, which agreements shall comply with and be subject to all of the following terms and conditions:

                 (a) NUMBER OF SHARES. Each Option agreement shall state the number of shares subject to Option. The number of Options to be granted to eligible Directors is set forth in Appendix A to this Plan and is incorporated by this reference.

                 (b) OPTION PRICE AND CONSIDERATION. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be the greater of net book value or fair market value, as is determined by the Committee.

                 The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of Bancorp, services, or other property.

                 (c) TERM OF OPTION. Subject to other applicable provisions of the Plan including but not limited to Section 6(e) herein, the term of each Option shall be as set forth in A.

                 (d) MANNER OF EXERCISE; RIGHTS AS SHAREHOLDER. An Option shall be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to said notice.

                 (e) DEATH OF OPTIONEE. In the event of the death of an Optionee who at the time of his death was a Director and who had been in Continuous Status as an Director since the date of grant of the Option, the Option shall terminate on the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date should occur during the 90-day period immediately following the Optionee's death, such Option shall terminate at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

                 (f) DISABILITY OF OPTIONEE. If an Optionee's status as a Director is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as a Director at all times between the date of grant of the Option and the termination of his status as a Director, his Option shall terminate on the earlier of (i) one year after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.


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                 (g)  TERMINATION OF STATUS AS A DIRECTOR.

                          (1) If an Optionee's status as a Director is terminated at any time after the grant of his Option for any reason other than death or disability, as provided in subparagraphs (e) and (f) above, and excepting if the Director is removed for cause, as provided in (2) below, his Option shall terminate on the earlier of (i) the same day of the third month after the date of termination of his status as a Director, or (ii) the expiration date otherwise provided in his Option agreement.

                          (2) If an Optionee is removed as a Director for cause at any time after the grant of his Option, then his Option shall terminate on the date of termination of his status as an Director. For this purpose, cause shall be deemed to exist only if the Board has reasonable grounds to believe that Bancorp has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the Director whose removal is proposed.

                 (h) NON-TRANSFERABILITY OF OPTIONS. No Option granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

                 (i) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of Bancorp, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by Bancorp; provided, however, that conversion of any convertible securities of Bancorp shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                 Except as otherwise expressly provided in this subparagraph 6(i), no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this subparagraph 6(i), any issue by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Options, and no adjustments in Options shall be made by reason thereof. The grant of an


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         Option pursuant to the Plan shall not affect in any way the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

                 (j) DATE OF GRANT OF OPTION. The date of grant of an Option shall, for all purposes, be the date set forth in A. Said date of grant shall be specified in the Option agreement.

                 (k) CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, including, applicable federal and state securities laws.

                 As a condition to the exercise of an Option, Bancorp may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for Bancorp, such a representation is required by any of the aforementioned relevant provisions of law.

                 (l) MERGER, SALE OF ASSETS, ETC. In the event of the merger or reorganization of Bancorp with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of Bancorp, or in the event of a proposed dissolution or liquidation of Bancorp (collectively, "sale transaction"): (1) all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty
         (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his Option prior to said termination date.

                 (m) SUBSTITUTE STOCK OPTIONS. In connection with the acquisition or proposed acquisition by Bancorp or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any directors of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option.

                 (n) TAX COMPLIANCE. Bancorp, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any


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         shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Bank under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Bank under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Bank is conditioned upon such reporting or withholding.

                 (o)  OTHER PROVISIONS.   Option agreements executed pursuant
         to the Plan may contain such other provisions as the Committee shall deem advisable.

         7. TERM OF THE PLAN. The Plan shall become effective on the date of shareholder approval of the Plan as provided in paragraph 9 of the Plan.
Unless sooner terminated as provided in subparagraph 8(a) of the Plan, the Plan shall terminate on the TENTH ANNIVERSARY of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

         8. AMENDMENT OR EARLY TERMINATION OF THE PLAN.

                 (a) AMENDMENT OR EARLY TERMINATION. The Board may terminate the Plan at any time. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the shareholders, no such revision or amendment shall increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under subparagraph 6(i) of the Plan.

                 (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall affect Options granted prior to such amendment or termination, and all such Options shall remain in full force and effect notwithstanding such amendment or termination.

         9. SHAREHOLDER APPROVAL. Effectiveness of the Plan shall be subject to approval of the Plan by affirmative vote of the shareholders of Bancorp at a duly convened meeting.


                            CERTIFICATE OF ADOPTION

         I certify that the foregoing Director Stock Option Plan was approved by the Board of Directors of West Coast Bancorp on March 28, 1995, and by its shareholders on May 12, 1995.


                                                  ____________________________
                                                  Secretary


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                                   APPENDIX A

                               WEST COAST BANCORP
                           DIRECTOR STOCK OPTION PLAN

                                OPTION SCHEDULE



                                             OPTION SCHEDULE
                                           --------------------
                                                         ANNUAL
                                           INITIAL       OPTION
     BOARD         POSITION                 AWARD        AWARD
     -----         --------                -------       ------
      WCB     Exec. Committee Chair         2,800        1,400
              Board Chair                   2,800        1,400
              Committee Chair               2,800        1,400
              Director                      2,800        1,400

      CB      Board Chair                   1,400         700
              Committee Chair               1,400         700
              Director                      1,400         700

      BN      Board Chair                   1,260         630
              Committee Chair               1,260         630
              Director                      1,260         630

      VB      Board Chair                     560         280
              Committee Chair                 560         280
              Director                        560         280

FIVE-YEAR TOTAL STOCK OPTIONS:            148,260 SHARES


WCB = West Coast Bancorp
CB  = The Commercial Bank
BN  = The Bank of Newport
VB  = Valley Commercial Bank